Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number
Certificate of Change Pursuant	/s/ Barbara K.Cegavske	20190170514-10
to NRS 78.209	Secretary of State	Filing date and time
	State of Nevada	04/18/2019 2:36 PM
Entity Number
E0123352018-3

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

Appliance Recycling Centers of America, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 shares of Common Stock, $0.001 par value per share, and 2,000,000 shares of Preferred Stock, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

10,000,000 shares of Common Stock, $0.001 par value per share, and 2,000,000 shares of Preferred Stock, $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued shares of the same class or series:

The corporation shall issue 1 share of common stock for every 5 shares of common stock issued and outstanding immediately prior to the effective date of the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares of common stock resulting from the reverse stock split for any holder of such shares shall be rounded up to the next whole share.

7. Effective date and time of filing: (optional)          Date: 04/19/2019            Time: 5:00 pm

8. Signature:

/s/ Tony Issac	President
Signature of Officer	Title